Exhibit (c)(11)

[LOGO]

Disclaimer The information herein has been prepared by Lazard based upon information supplied by Tower Group, Inc. (the Company) and CastlePoint Holdings, Ltd. (CastlePoint) or publicly available information and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company and CastlePoint with respect to the anticipated future performance of the Company and CastlePoint. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, CastlePoint or any other entity, or concerning solvency or fair value of the Company, CastlePoint or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company and CastlePoint to the future financial performance of the Company or CastlePoint. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of Tower Group, Inc. (the Special Committee), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

IRS Circular 230 Disclosure: This memorandum was not intended or written to be used and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.

Table of Contents I MARKET UPDATE SINCE 5/22 INITIAL INDICATION 1 II PRO FORMA FINANCIAL ANALYSIS 8 III STRUCTURAL CONSIDERATIONS 17 IV EQUITY CAPITAL MARKETS ENVIRONMENT 20 V TOWER CAPITAL RAISE ALTERNATIVE 24 Appendix 24 A Additional Pro Forma Financial Analyses 27 B Selected Comparable Public Company Trading Analysis 30 C Selected CastlePoint Information 36 D Summary of Material Agreements 43 E Other 45

I Market Update Since 5/22 Initial Indication

I MARKET UPDATE SINCE 5/22 INITIAL INDICATION Comparative Stock Price Performance – Tower vs. CastlePoint $50.00 VWAP (a) Tower CastlePoint 52-Week High $35.50 $15.00 Tower CastlePoint Date 12/25/07 7/6/07 Current Price $21.19 $9.09 52-Week Low $21.19 $9.09 30 Day 24.47 9.68 Date 6/30/08 6/30/08 45 Day 24.94 9.83 40.00 60 Day 25.11 9.88 90 Day 25.30 9.87 30.00 $21.19 20.00 10.00 $9.09 0.00 30 Jun 07 11 Sep 07 23 Nov 07 4 Feb 08 17 Apr 08 30 Jun 08 Tower CastlePoint Source: FactSet (6/30/08) and Bloomberg. (a) Volume weighted average price. 1

I MARKET UPDATE SINCE 5/22 INITIAL INDICATION Recent Trading Performance Current Since Initial Price Indication 6/30/08 5/22/08 Tower $21.19 (22.4%) CastlePoint 9.09 (15.1%) Selected Specialty: Markel $367.00 (8.8%) Navigators 54.05 7.6% Philadelphia 33.97 (8.7%) RLI 49.47 (1.6%) W.R. Berkley 24.16 (11.4%) Mean (4.6%) Median (8.7%) Selected Bermuda: Aspen $23.67 (7.9%) Endurance 30.79 (10.1%) Odyssey Re 35.50 (6.0%) PartnerRe 69.13 (6.4%) Platinum Underwriters 32.61 (9.9%) Mean (8.1%) Median (7.9%) Memo: S&P 500 1,280 (8.2%) Source: FactSet (6/30/08). 2

I MARKET UPDATE SINCE 5/22 INITIAL INDICATION Historical Valuation: NTM Price/Earnings 16.0x Average Current 5/22/08 1-Year 2-Years 3-Years CastlePoint 4.6x 5.5x 6.3x ——Bermuda Reinsurers (a) 6.0 6.6 7.3 7.5x 7.4x Tower 6.7 8.7 9.4 11.3 11.7 Specialty P&C (b) 9.4 9.8 10.3 11.5 11.6 Bermuda Primary Insurers (c) 6.4 7.4 7.5 7.7 7.8 12.0 9.4x 8.0 6.7x 6.4x 6.0x 4.6x 4.0 23 Mar 07 24 Jun 07 25 Sep 07 27 Dec 07 29 Mar 08 30 Jun 08 CastlePoint Bermuda Reinsurers (a) Tower Specialty P&C(b) Bermuda Primary Insurers (c) Source: FactSet (6/30/08). (a) Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes ACE, Arch, EverstRe, Max Re and Argo Group. 3

I MARKET UPDATE SINCE 5/22 INITIAL INDICATION Historical Valuation: Price/Reported Book Value 4.00x Average Current 5/22/08 1-Year 2-Years 3-Years CastlePoint 0.83x 0.98x 1.07x —— Bermuda Reinsurers (a) 0.88 0.94 1.01 1.08x 1.10x Tower 1.57 2.03 2.18 2.93 2.92 Specialty P&C (b) 1.39 1.45 1.63 1.84 1.88 3.00 Bermuda Primary Insurers (c) 0.88 0.99 1.13 1.24 1.29 2.00 1.57x 1.39x 1.00 0.88x 0.88x 0.83x 0.00 23 Mar 07 24 Jun 07 25 Sep 07 27 Dec 07 29 Mar 08 30 Jun 08 CastlePoint Bermuda Reinsurers (a) Tower Specialty P&C (b) Bermuda Primary Insurers (c) Source: FactSet (6/30/08). (a) Includes Aspen, Endurance, PartnerRe, Odyssey Re and Platinum Underwriters. (b) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (c) Includes ACE, Arch, EverstRe, Max Re and Argo Group. 4

I MARKET UPDATE SINCE 5/22 INITIAL INDICATION Implied Value of Tower Offer at 0.4513 & 0.4317 Exchange Ratio $12.50 22 May 08 % Change Since 5/22/08 $12.32 10% Premium (16.3%) 15% Premium (16.6%) 12.00 22 May 08 $11.78 11.50 11.00 10.50 $10.27 10.00 $9.86 9.50 22 May 08 29 May 08 6 Jun 08 14 Jun 08 22 Jun 08 30 Jun 08 Implied Offer Value at 15% Premium (a) Implied Offer Value at 10% Premium (b) Source: FactSet (6/30/08). (a) Assumes cash component of $3.17 per CastlePoint share and the remainder as stock consideration. (b) Assumes cash component of $3.19 per CastlePoint share and the remainder as stock consideration. 5

I MARKET UPDATE SINCE 5/22 INITIAL INDICATION Historical Exchange Ratio – CastlePoint/Tower 0.6000 Average 1 Month 0.4096 3 Months 0.3958 6 Months 0.4060 1 Year 0.4139 5/22/08 vs. Current 5/22/08 0.4155 Current 0.4290 0.5000 % Change 3.3% 0.4290 0.4139 0.4000 22 May 08 0.3000 30 Jun 07 11 Sep 07 23 Nov 07 4 Feb 08 17 Apr 08 30 Jun 08 CastlePoint/Tower Exchange Ratio Average Source: FactSet (6/30/08). 6

I MARKET UPDATE SINCE 5/22 INITIAL INDICATION CastlePoint Financial Advisor Response to 5/22 Initial Indication PURCHASE PRICE • Seeking $14.50 per CastlePoint share CONSIDERATION • Up to 50% of consideration in cash and the remainder in Tower common stock • “Flexible” with respect to amount of cash in transaction OTHER FEEDBACK • “Purchase price more important relative to mix of consideration” • “Will consider pro forma trading value of Tower stock received in evaluating an offer from Tower” 7

II Pro Forma Financial Analysis

II PRO FORMA FINANCIAL ANALYSIS Accretion/(Dilution) Analysis Overview 2009E pre-tax transaction adjustments at illustrative $12.32 purchase price (36% premium to current) • Transaction close: December 2008 • Consideration: Cash and Tower common stock • Financing: • Bridge Loan: Commitment fee (on $145mm) used in transaction; draw fee on only $70mm (assumes private placement of term loan executed pre-closing) • Term Loan: $75mm used to reduce bridge loan • Cash: $70mm — Assumes bridge is repaid the 6 months following close — Foregone interest income: 5.5% (~ $4mm) • Common Equity: Issued for balance of transaction consideration • Assumes gain on sale of CastlePoint stock (~ $6mm) is taxed at 35% rate • Purchase accounting adjustments: • Limited estimated intangibles: ~ $8mm (amortized over 10 years) • Loss from TRM accounting change from brokerage to insurance company: ~ $6mm (first 12 months) • Loss of equity income in CastlePoint: ~ $6mm • Estimated transaction costs: $20mm • Loss of Bermuda tax benefit: ~ $30mm (assumes ~ 35% tax rate) • Increased earnings from shift towards higher margin business mix (e.g., reduced reinsurance business and increased primary business): ~ $3mm • Loss from impact of external reinsurance: ~ $6mm • Expense synergies: ~ $6mm • Adjustments tax effected at Tower effective tax rate (~ 35%) • Assumes Tower standalone dividend per share maintained following close 8

II PRO FORMA FINANCIAL ANALYSIS Indicative Bridge Loan Terms FACILITY . • $145mm Bridge Loan TENOR • Commitment Letter Expiration: Seven months from acceptance • Bridge Loan: Six months from close of the bridge facility CONDITIONS PRECEDENT TO CLOSE • “Typical” for a transaction of this nature including but not limited to: • Minimum A.M. Best Financial Strength rating at close: A- COLLATERAL • Unsecured; Collateral will be delivered in the event that the Company’s A.M. Best Financial Strength falls below “A-” COVENANTS • Debt / Capitalization: < • 35.0% • Fixed Charge Coverage Ratio • Minimum Net Worth UNUSED FEE FOR COMMITMENT LETTER • 25 bps on the amount of the Commitment Letter, beginning upon acceptance and due quarterly in arrears until the Bridge Facility is closed PRICING FOR BRIDGE FACILITY • LIBOR plus margin(a) • At close: 350 bps • After 3 months: 450-500 bps STRUCTURING/ADVISORY FEES • Upon acceptance of the Commitment Letter: 100 bps in the Commitment Letter • Upon funding of the Bridge Facility: 200 bps in the Bridge Facility drawn amount (a) Assumes a LIBOR floor (level TBD).9

II PRO FORMA FINANCIAL ANALYSIS Private Term Debt Placement FACILITY • $75mm TIMELINE • 9 week process from engagement to closing MATURITY • 5 years FIXED COUPON . • 7.59-8.09% FEES • 100 bps on total amount raised OTHER • Will be marketed on a “best efforts” basis 10

II PRO FORMA FINANCIAL ANALYSIS Transaction Sources and Uses ($ in millions, except per share amounts) 5/22 Initial Offer Tower Current Fixed Price Paid per CastlePoint Share Statistic $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 Implied Premium to Current Share Price ($9.09) 13% 36% 21% 27% 32% 38% 43% 49% Sources: Tower Equity Issued $246.3 $324.6 $274.2 $293.3 $312.4 $331.5 $350.6 $369.7 Debt (Bridge) 75.0 75.0 75.0 75.0 75.0 75.0 75.0 75.0 Cash (Bridge) 70.0 70.0 70.0 70.0 70.0 70.0 70.0 70.0 Tower Ownership in CastlePoint 26.2 31.5 28.1 29.4 30.7 31.9 33.2 34.5 Total Sources $417.5 $501.1 $447.3 $467.7 $488.1 $508.4 $528.8 $549.2 Uses: Equity Purchase Price $393.6 $475.3 $422.7 $442.6 $462.6 $482.5 $502.4 $522.4 Transaction Costs 20.0 20.0 20.0 20.0 20.0 20.0 20.0 20.0 Tax on Gain from Sale of Tower Ownership in CastlePoint 3.9 5.8 4.6 5.0 5.5 5.9 6.4 6.8 Total Uses $417.5 $501.1 $447.3 $467.7 $488.1 $508.4 $528.8 $549.2 Leverage: Debt + Hybrids/Capital 22% 34% 31% 33% 32% 31% 31% 30% 30% Moody's Debt/Tangible Capital (a) 18% 31% 27% 31% 31% 27% 27% 27% 27% Debt + Hybrids/Tangible Capital 24% 38% 33% 38% 38% 33% 33% 33% 33% Consideration Mix (b): Stock 67% 73% 69% 71% 72% 74% 75% 76% Cash 33% 27% 31% 29% 28% 26% 25% 24% Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09. • Assumes 25% equity credit for trust preferreds, in accordance with Moody's rating methodology. • Excludes CastlePoint shares held by Tower. 11

II PRO FORMA FINANCIAL ANALYSIS Pro Forma 2009E EPS Accretion/(Dilution) 2009E EPS Accretion/(Dilution) - % Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 31% (7%) 13% 1% (5%) (7%) (10%) (12%) Volume 30 Day 24.47 37% (1%) 19% 7% (0%) (2%) (4%) (6%) Weighted 45 Day 24.94 38% (1%) 19% 7% 1% (2%) (4%) (6%) Average 60 Day 25.11 38% (1%) 20% 8% 1% (1%) (3%) (6%) Price 90 Day 25.30 39% (0%) 20% 8% 1% (1%) (3%) (5%) 2009E EPS Accretion/(Dilution) - $ Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 $1.08 ($0.23) $0.45 $0.04 ($0.18) ($0.26) ($0.33) ($0.41) Volume 30 Day 24.47 1.29 (0.05) 0.64 0.23 (0.00) (0.08) (0.15) (0.22) Weighted 45 Day 24.94 1.31 (0.03) 0.67 0.25 0.02 (0.05) (0.13) (0.20) Average 60 Day 25.11 1.32 (0.02) 0.68 0.26 0.03 (0.05) (0.12) (0.19) Price 90 Day 25.30 1.34 (0.01) 0.69 0.27 0.04 (0.04) (0.11) (0.18) Implied Aggregate Exchange Ratio Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 0.4847x 0.5814x 0.5191x 0.5427x 0.5663x 0.5899x 0.6135x 0.6371x Volume 30 Day 24.47 0.4196 0.5034 0.4495 0.4699 0.4903 0.5107 0.5312 0.5516 Weighted 45 Day 24.94 0.4118 0.4941 0.4411 0.4612 0.4812 0.5013 0.5213 0.5414 Average 60 Day 25.11 0.4090 0.4907 0.4381 0.4580 0.4779 0.4978 0.5177 0.5377 Price 90 Day 25.30 0.4059 0.4869 0.4348 0.4545 0.4743 0.4940 0.5138 0.5336 12

II PRO FORMA FINANCIAL ANALYSIS Pro Forma 2010E EPS Accretion/(Dilution) 2010E EPS Accretion/(Dilution) - % Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 8% (3%) 4% 1% (2%) (4%) (6%) (8%) Volume 30 Day 24.47 13% 2% 9% 6% 4% 1% (1%) (3%) Weighted 45 Day 24.94 14% 3% 10% 7% 4% 2% (0%) (2%) Average 60 Day 25.11 14% 3% 10% 7% 5% 2% 0% (2%) Price 90 Day 25.30 14% 3% 10% 7% 5% 3% 0% (2%) 2010E EPS Accretion/(Dilution) - $ Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 $0.33 ($0.13) $0.15 $0.04 ($0.07) ($0.16) ($0.26) ($0.34) Volume 30 Day 24.47 0.53 0.09 0.36 0.25 0.15 0.06 (0.03) (0.12) Weighted 45 Day 24.94 0.56 0.12 0.39 0.28 0.18 0.09 (0.00) (0.09) Average 60 Day 25.11 0.57 0.13 0.40 0.29 0.19 0.10 0.01 (0.08) Price 90 Day 25.30 0.58 0.14 0.41 0.30 0.20 0.11 0.02 (0.07) Implied Aggregate Exchange Ratio Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 0.4847x 0.5814x 0.5191x 0.5427x 0.5663x 0.5899x 0.6135x 0.6371x Volume 30 Day 24.47 0.4196 0.5034 0.4495 0.4699 0.4903 0.5107 0.5312 0.5516 Weighted 45 Day 24.94 0.4118 0.4941 0.4411 0.4612 0.4812 0.5013 0.5213 0.5414 Average 60 Day 25.11 0.4090 0.4907 0.4381 0.4580 0.4779 0.4978 0.5177 0.5377 Price 90 Day 25.30 0.4059 0.4869 0.4348 0.4545 0.4743 0.4940 0.5138 0.5336 13

II PRO FORMA FINANCIAL ANALYSIS Illustrative Pro Forma Impact (12/08 Close) ($ in millions, except per share amounts) 5/22 Initial Offer Tower Current Fixed Price Paid per CastlePoint Share Statistic $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 Implied Premium to Current Share Price ($9.09) 13% 36% 21% 27% 32% 38% 43% 49% Pro Forma Financial Data: 2009E EPS $3.44 $4.52 $3.21 $3.89 $3.49 $3.26 $3.18 $3.11 $3.04 Book Value per Share (12/31/08): Reported $15.63 $17.48 $17.84 $17.62 $17.71 $17.79 $17.87 $17.94 $18.02 Tangible 13.89 14.49 16.18 13.93 13.57 16.44 16.04 15.66 15.29 2009E ROAE 20% 23% 17% 20% 18% 17% 17% 16% 16% Implied Pro Forma Share Price at 2009E P/E Multiple of: 6.7x $30.28 $21.53 $26.07 $23.37 $21.87 $21.34 $20.83 $20.35 8.0 36.15 25.71 31.12 27.90 26.12 25.48 24.88 24.30 9.0 40.67 28.92 35.01 31.39 29.38 28.66 27.99 27.34 10.0 45.19 32.13 38.90 34.88 32.65 31.85 31.09 30.38 12/08 Tower Standalone Share Price at 6.7x 2009E Earnings $3.44 $22.98 $22.98 $22.98 $22.98 $22.98 $22.98 $22.98 $22.98 % Change from Current 21.19 8% 8% 8% 8% 8% 8% 8% 8% Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of: 6.7x 32% (6%) 13% 2% (5%) (7%) (9%) (11%) 8.0 57% 12% 35% 21% 14% 11% 8% 6% 9.0 77% 26% 52% 37% 28% 25% 22% 19% 10.0 97% 40% 69% 52% 42% 39% 35% 32% Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of: 6.7x 43% 2% 23% 10% 3% 1% (2%) (4%) 8.0 71% 21% 47% 32% 23% 20% 17% 15% 9.0 92% 36% 65% 48% 39% 35% 32% 29% 10.0 113% 52% 84% 65% 54% 50% 47% 43% Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09.14

II PRO FORMA FINANCIAL ANALYSIS “Has/Gets” Analysis – CastlePoint Shareholder Perspective at Closing ($ in millions, except per share amounts) 5/22 Initial Offer Castle Point Current Fixed Price Paid per CastlePoint Share Statistic $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 Implied Premium to Current Share Price $9.09 13% 36% 21% 27% 32% 38% 43% 49% Pro Forma 2009E EPS $4.52 $3.21 $3.89 $3.49 $3.26 $3.18 $3.11 $3.04 Implied Exchange Ratio (Ex ~ $120mm Cash) 0.3249x 0.4252x 0.3607x 0.3852x 0.4096x 0.4340x 0.4584x 0.4828x Pro Forma 2009E EPS per CastlePoint Share $1.47 $1.37 $1.40 $1.34 $1.34 $1.38 $1.43 $1.47 Implied Stock Consideration per CastlePoint Share at 2009E P/E Multiple of: 6.7x $9.84 $9.15 $9.40 $9.00 $8.96 $9.26 $9.55 $9.83 8.0 11.75 10.93 11.23 10.75 10.70 11.06 11.40 11.73 9.0 13.22 12.30 12.63 12.09 12.03 12.44 12.83 13.20 10.0 14.68 13.66 14.03 13.43 13.37 13.82 14.25 14.67 Plus: Cash Consideration per CastlePoint Share $3.38 $3.31 $3.36 $3.34 $3.32 $3.30 $3.29 $3.27 Implied Total Consideration per CastlePoint Share at 2009E P/E Multiple of: 6.7x $13.22 $12.46 $12.76 $12.34 $12.28 $12.56 $12.84 $13.10 8.0 15.13 14.24 14.58 14.09 14.02 14.36 14.69 15.00 9.0 16.60 15.61 15.99 15.43 15.36 15.74 16.11 16.47 10.0 18.07 16.97 17.39 16.77 16.69 17.13 17.54 17.94 12/08 CastlePoint Standalone Share Price at 0.83x Book Value (12/31/08) $12.32 $10.22 $10.22 $10.22 $10.22 $10.22 $10.22 $10.22 $10.22 % Change from Current 9.09 12% 12% 12% 12% 12% 12% 12% 12% Share Price Difference – Standalone vs. Pro Forma at 2009E P/E Multiple of: 6.7x 29% 22% 25% 21% 20% 23% 26% 28% 8.0 48% 39% 43% 38% 37% 41% 44% 47% 9.0 62% 53% 56% 51% 50% 54% 58% 61% 10.0 77% 66% 70% 64% 63% 68% 72% 76% Total Share Price Difference – Current vs. Pro Forma at 2009E P/E Multiple of: 6.7x 45% 37% 40% 36% 35% 38% 41% 44% 8.0 66% 57% 60% 55% 54% 58% 62% 65% 9.0 83% 72% 76% 70% 69% 73% 77% 81% 10.0 99% 87% 91% 85% 84% 88% 93% 97% Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09. 15

II PRO FORMA FINANCIAL ANALYSIS Analysis at Various Prices ($ in millions, except per share amounts) 5/22 Initial Offer CastlePoint Current Fixed Price Paid per CastlePoint Share Statistic $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 Implied Premium to Current Share Price $9.09 13% 36% 21% 27% 32% 38% 43% 49% Implied Aggregate Equity Value $394 $475 $423 $443 $463 $483 $502 $522 Price as a Multiple of: Earnings per Share: 2008E $1.80 (a) 5.7x 6.9x 6.1x 6.4x 6.7x 7.0x 7.2x 7.5x 2009E 2.37 (a) 4.3 5.2 4.6 4.8 5.1 5.3 5.5 5.7 2010E 2.69 (a) 3.8 4.6 4.1 4.3 4.5 4.6 4.8 5.0 Book Value per Share (3/31/08): Reported $10.96 0.94x 1.12x 1.00x 1.05x 1.09x 1.14x 1.19x 1.23x Diluted 0.94 1.13 1.01 1.05 1.10 1.15 1.20 1.24 Pro Forma Tower Ownership: All Stock 57% 53% 56% 55% 53% 52% 52% 51% Including Cash 67% 61% 64% 63% 61% 60% 59% 57% Acquisition Premia: Current Share Price $9.09 13% 36% 21% 27% 32% 38% 43% 49% 1-Week Avg. Share Price 9.55 8% 29% 15% 20% 26% 31% 36% 41% 1-Month Avg. Share Price 10.06 2% 23% 9% 14% 19% 24% 29% 34% 52-Week High 15.00 (32%) (18%) (27%) (23%) (20%) (17%) (13%) (10%) 52-Week Low 9.09 13% 36% 21% 27% 32% 38% 43% 49% Implied Aggregate Exchange Ratio 0.4847x 0.5814x 0.5191x 0.5427x 0.5663x 0.5899x 0.6135x 0.6371x Premium/(Disc.) to Historical Avg.: 1-Month 0.4096x 18% 42% 27% 32% 38% 44% 50% 56% 3-Months 0.3958 22% 47% 31% 37% 43% 49% 55% 61% 6-Months 0.4060 19% 43% 28% 34% 39% 45% 51% 57% 1-Year 0.4139 17% 40% 25% 31% 37% 43% 48% 54% Note: Assumes Tower share price of $21.19 and CastlePoint share price of $9.09. • Based on management projections. 16

III Structural Considerations

III Structural Considerations Summary of Structural Considerations • Transactions involving stock consideration generally use either a fixed value or a fixed ratio in determining the consideration to be paid to target shareholders • Fixed value: number of acquiror shares varies to deliver a fixed value to the target at closing • Fixed ratio: exchange ratio of acquiror shares to target shares is fixed • In a cash and stock transaction, there are two general mechanisms for allocating consideration among target shareholders • Cash election: target shareholders individually elect to receive cash or stock (or a combination thereof), subject to proration as necessary to maintain aggregate consideration mix • Pro rata: target shareholders receive a pre-determined allocation of cash and stock 17

III STRUCTURAL CONSIDERATIONS Comparison of Exchange Mechanisms FIXED RATIO FIXED VALUE MECHANISM • Exchange ratio of acquiror shares to target shares is fixed • Number of acquiror shares varies to deliver a fixed value to the target at closing BENEFITS TO ACQUIROR • Fixed number of shares being issued provides set share dilution unless walk-away or other rights are included • Acquiror keeps upside in its own stock unless a walk-away or price cap is included DISADVANTAGES TO ACQUIROR • Acquiror gives up upside in its own stock unless walk-away or other rights are included • Potential for unlimited share dilution to acquiror if acquiror stock declines unless a walk-away or floor price is included BENEFITS TO TARGET • Potential upside if acquiror stock rises prior to closing unless walk-away or other rights are included • Full downside-protection with guaranteed value at closing unless a walk-away or floor price is included DISADVANTAGES TO TARGET • Possibility of downside if acquiror stock declines prior to closing unless walk-away or other rights are included • No upside in acquiror stock unless a walk-away or cap price is included; potentially diluted stake in combined firm 18

III STRUCTURAL CONSIDERATIONS Exchange Mechanism Illustration Assumptions Initial Indication (High) $12.32 Current Tower Share Price (6/30/08) $21.19 Consideration Mix at Initial Value: Stock 74% Cash 26% Illustrative Tower Share Price at Closing Fixed Ratio Fixed Value 6/30/08 Midpoint 5/22/08 6/30/08 Midpoint 5/22/08 $21.19 $24.24 $27.29 $21.19 $24.24 $27.29 Stock Exchange Ratio 0.3351x 0.3351x 0.3351x 0.4317x 0.3774x 0.3351x Value of Tower Shares at Closing $7.10 $8.12 $9.14 $9.15 $9.15 $9.14 Value of Cash at Closing 3.17 3.17 3.17 3.17 3.17 3.17 Value of Total Consideration at Closing $10.27 $11.29 $12.32 $12.32 $12.32 $12.32 Tower Shares Issued at Closing vs. Current Share Price 19

IV Equity Capital Markets Environment

IV EQUITY CAPITAL MARKETS ENVIRONMENT U.S. Consumers Under Pressure – Key Economic Indicators YEAR-OVER-YEAR REAL GDP GROWTH HOME PRICES (S&P CASE-SHILLER INDEX) 6.0% 20.0% 5.0% 15.0% 4.0% 10.0% 3.0% 5.0% 2.5% 2.0% 0.0% 1.0% (5.0%) 0.0% (10.0%) (14.1%) (1.0%) (15.0%) (2.0%) (20.0%) 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 1988 1990 1992 1994 1996 1998 2000 2002 2004 2006 2008 YEAR-OVER-YEAR CONSUMER EXPENDITURE GROWTH UNEMPLOYMENT RATE 7.0% 6.0% 6.5% 5.5% 5.5% 6.0% 5.5% 5.0% 5.3% 5.0% 4.5% 4.5% 4.0% 4.0% 2005 2006 2007 2008 2005 2006 2007 2008 Sources: World Bank, S&P, U.S. Department of Labor and International Labor Organization. 20

IV EQUITY CAPITAL MARKETS ENVIRONMENT Financial Markets are Volatile – Macroeconomic Trends 2-YEAR & 10-YEAR U.S. TREASURY YIELD CREDIT SPREADS 6.00% 500 bps 5.00% 400 318 278 286 4.00% 3.98% 300 261 246 3.00% 200 2.62% 134 126 137 109 78 2.00% 100 1.00% 0 3 Jan 07 21 Apr 07 8 Aug 07 25 Nov 07 13 Mar 08 30 Jun 08 6 Months Ago 3 Months Ago 1 Month Ago 1 Week Ago Current 2-Year Treasury 10-Year Treasury CDX Crossover CDX Investment Grade INDEXED EQUITY MARKET VOLATILITY (VIX INDEX) INDEXED U.S. DOLLAR EXCHANGE RATES 275 110 250 225 100 200 98.9% (2%) 175 150 90 (11%) 125 100 (16%) 75 80 3 Jan 07 21 Apr 07 8 Aug 07 25 Nov 07 13 Mar 08 30 Jun 08 3 Jan 07 21 Apr 07 8 Aug 07 25 Nov 07 13 Mar 08 30 Jun 08 USD/EUR USD/GBP USD/JPY Sources: Equity research, Bloomberg and FactSet (6/30/08). 21

IV EQUITY CAPITAL MARKETS ENVIRONMENT Equity Market Environment vs. Fed Funds Rate Indexed S&P Financials Fed Funds 110 8.00% 14 Mar 08 Better than expected inflation news; CPI growth was flat 16 Mar 08 Fed puts a Primary 11 Mar 08 100 Dealer Credit Fed’s $200bn expansion Facility in place of securities lending 22 Mar 08 6.00% 25 Jan 08 Modest improvement in Bush announces plans jobless claims 90 for a $150bn fiscal 25 Jun 08 stimulus package Fed maintains 2.0% federal funds rate 80 17 Jun 08 4.00% Producer-price index rises 1.4% 70 12 Dec 07 Fed establishes a temporary Term Auction Facility to provide term 2.00% funding to depository institutions against a wide variety of collateral 2.00% 4 Jan 08 8 May 08 Poor U.S. Non farm payrolls data Unemployment rate 60 18 Jan 08 rises to 5.1% in April 6 June 08 Weak Philly Fed report Unemployment jumps to 5.5% in May 30 Jun 08 (45.4%) Crude-oil futures hit record high 50 0.00% 3 Jan 07 21 Apr 07 8 Aug 07 25 Nov 07 13 Mar 08 30 Jun 08 S&P Financials Index Fed Funds Rate Sources: FactSet (6/30/08). 22

IV EQUITY CAPITAL MARKETS ENVIRONMENT Equity Capital Markets (ECM) Environment (1Q 2008) ($ in billions) ECM volume from US issuers fell 8% to $55bn in 1Q 2008 from $60bn in 1Q 2007 108 deals priced in 1Q 2008, the lowest quarterly total since 1Q 2003 and less than half the 223 deals seen in 1Q 2007 41 withdrawn/postponed ECM deals in 1Q 2008 which were expected to raise $9bn, the highest total since 4Q 2000 Increased market volatility, continuing credit issues and resulting uncertainty for U.S. economic outlook are among the factors perceived to be impacting new issuance IPO volume was up 144% in 1Q 2008 as $25bn was raised via 21 deals; up from $10bn via 58 deals in 1Q 2007 Increase driven by record $20bn IPO from Visa and increased special purpose acquisition entity (BCC/SPACs) issuance ($4bn) Aside from Visa and BCC/SPACs there were just ten IPOs (vs. 25 in 1Q 2007) for a total of $1bn, five of which priced below or at the bottom of their pricing range Convertible volume fell 34% to $17bn from $26bn in 1Q 2007 despite large self-led offerings from Banc of America ($7bn) and Citigroup ($3bn) US ECM backlog shows 138 deals in the pipeline slated to raise $28bn compared to $22bn via 116 deals at the end of 1Q 2007 U.S. ISSUER ECM VOLUME BY DEAL TYPE SINCE 2002 ($ BN) $120 $97 $88 90 $77 $76 $75 $75 $70 $62 $63 $57 60 $51 $53 $52 $46 $45 $47 $44 $36 $37 $38 $30 $32 $33 $27 30 $15 0 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2002 2003 2004 2005 2006 2007 2008 Convertible Follow-On IPO Follow-On $17 $26 $9 $13 $9 $16 $22 $22 $31 $23 $15 $21 $18 $17 $27 $30 $31 $23 $16 $27 $24 $30 $14 $21 $14 IPO 30 12 3 9 13 40 16 15 16 12 6 11 7 8 9 16 13 23 11 25 26 29 12 27 17 Convertible 30 12 3 9 13 40 16 15 16 12 6 11 7 8 9 16 13 23 11 25 26 29 12 27 17 Source: Dealogic. 23

V Tower Capital Raise Alternative

V TOWER CAPITAL RAISE ALTERNATIVE Tower Capital Raising Assumptions • PRIOR CASE REVISED CASE • Capital Raise Assumptions: • New shares of common stock are issued beginning in 2008 in order to reduce cessions to CastlePoint; $306 million in aggregate • New common stock is issued at a 10x forward P/E multiple • Underwriting fee and legal/other expenses of 6% • Senior debt is issued beginning in 2009; $202 million in aggregate • Approximate interest rate of 8% (interest rate inclusive of fees) Target BCAR ratio between 180 and 195 (consistent with "A-2" Case) to support reduced cessions • Scenario Assumptions: Brokerage premium volumes consistent with "A-2" Case Program business no longer written by Tower on behalf of CastlePoint Gross expense and loss ratios are consistent with "A-2" Case Annual dividend assumption consistent with "A-2" Case ($0.20 per share) • Capital Raise Assumptions: • New shares of common stock are issued beginning in 2008 in order to reduce cessions to CastlePoint; $172 million in aggregate through 2012 • New common stock is issued at a 10x forward P/E multiple • Underwriting fee and legal/other expenses of 6% • Financial leverage consistent with combined TWGP/CPHL model • Ceded premiums for brokerage business consistent with combined TWGP/CPHL model • Senior debt is issued beginning in 2009; $128 million in aggregate through 2012 • Approximate interest rate of 8% (interest rate inclusive of fees) • Target BCAR ratio between 190 and 205 (consistent with combined TWGP/CPHL model) • Scenario Assumptions: • Brokerage premium volumes consistent with "A-2" Case • Program business no longer written by Tower on behalf of CastlePoint Gross expense and loss ratios are consistent with "A-2" Case Annual dividend assumption consistent with "A-2" Case ($0.20 per share) Third-party cessions consistent with “TWGP/CPHL” case 24

V TOWER CAPITAL RAISE ALTERNATIVE Tower/CastlePoint Transaction vs. Tower Capital Raise ($ in millions, except per share amounts) • Management has developed an illustrative case that achieves brokerage premium volumes consistent with the "A-2" management plans, while raising capital in order to retain additional business presently ceded to CastlePoint. Capital raised is consistent with management’s combined TWGP/CPHL model debt-to-total capital ratio. Brokerage cessions are also consistent with management forecasts • Management is uncertain whether they would receive 100% equity credit from rating agencies for debt raised at the holding company level and contributed to downstream statutory entities • Analysis does not explicitly consider potential near-term M&A opportunities that may be pursued with additional capital flexibility Tower Tower/CastlePoint (a) CAGR/ Capital Raise CAGR/ % Change/ Absolute Difference 2008E 2009E 2010E 2012E (b) Avg. 2009E 2010E 2012E Avg. 2009E 2010E 2012E Revenues (c): GPW $672.6 $1,245.2 $1,494.3 $2,151.7 20% $840.1 $1,008.1 $1,451.6 20% 48% 48% 48% % Ceded 51% 28% 32% 36% 32% 31% 34% 38% 35% (3%) (2%) (2%) NPW 329.4 900.4 1,012.8 1,366.4 15% 578.5 664.1 894.9 16% 56% 53% 53% Total Revenues 489.4 1,088.3 1,215.0 1,674.1 15% 611.3 805.6 1,123.5 22% 78% 51% 49% Earnings: Net Income $68.5 $124.7 $152.9 $221.8 21% $82.7 $108.5 $158.7 24% 51% 41% 40% Earnings per Share 2.95 3.52 4.32 6.27 21% 3.22 4.07 5.76 21% 10% 6% 9% WA FD Shares (mm) 23.2 35.4 35.4 35.4 25.7 26.7 27.6 Selected Statistics: EoP Invested Assets (c) $860.6 $2,061.1 $2,435.7 $3,509.9 19% $1,336.0 $1,672.5 $2,423.6 22% 54% 46% 45% EoP Equity 371.9 804.5 950.4 1,341.1 19% 523.1 664.5 992.7 24% 54% 43% 35% Book Value per Share 22.93 27.09 38.23 19% 20.38 24.98 36.06 21% 13% 8% 6% ROAE 20% 17% 17% 18% 17% 18% 18% 18% 18% (1%) (1%) 0% Net Income Margin 14% 11% 13% 13% 12% 14% 13% 14% 14% (2%) (1%) (1%) BCAR (c) 194% 193% 203% 202% 199% 194% 203% 201% 199% (1%) 0% 0% Debt/Capital 26% 28% 25% 19% 24% 28% 24% 19% 24% 0% 0% 0% (a) Assumes a $12.32 purchase price per share and a Tower share price of $27.29. (b) Based on net income from combined model and pro forma share count as calculated by Lazard. (c) Based on combined model for Tower/CastlePoint. 25

V TOWER CAPITAL RAISE ALTERNATIVE Tower Public Market Valuation Summary ($ in millions, except per share amounts) 1-YEAR PRICE/VOLUME HISTORY 1-YEAR INDEXED TOTAL RETURN HISTORY Indexed Price Price Volume (MM) $45.00 2.0 150 Average Total Return 40.00 1 Month: (19%) 6 Months: (36%) 1 Month: $24.29 6 Months: $26.81 1.5 125 3 Months: 25.47 1 Year: 27.91 3 Months: (16%) 1 Year: (33%) 35.00 1.0 100 (14%) 30.00 (15%) 0.5 75 25.00 (33%) 20.00 0.0 50 30 Jun 07 11 Sep 07 23 Nov 07 4 Feb 08 17 Apr 08 30 Jun 08 30 Jun 07 11 Sep 07 23 Nov 07 4 Feb 08 17 Apr 08 30 Jun 08 Tower Specialty P&C (a) S&P 500 SUMMARY FINANCIAL INFORMATION AND VALUATION STATISTICS (LTM ENDED 3/31/08) LTM Operating Revenues (b) $453.9 Share Price (06/30/08) $21.19 LTM Net Operating Income 58.5 Diluted Shares Outstanding (mm) 23.5 Adjusted Shareholders' Equity (c) 332.0 FD Market Equity Value $498.4 Debt 101.0 Price/2008E EPS (d) 7.2 x 2008E EPS (d) $2.95 Price/2009E EPS (d) 6.2 2009E EPS (d) 3.40 Price/Book Value 1.57 x Indicated Annual Dividend 0.20 Price/Adjusted Book Value (c) 1.49 Long-Term Growth Rate 22.5% 2008E ROE (d) 20.3 % Ind. Dividend Yield/'08E Payout 0.9/6.8 % Debt/Total Capital 24.3% 52-Week Low (06/30/08)/High (12/24/07) $21.19/$35.50 Source: FactSet (6/30/08) and company filings. (a) Includes Markel, Navigators, Philadelphia Consolidated, RLI and W.R. Berkley. (b) Excluding net realized gains (losses). (c) Excludes accumulated other comprehensive income (AOCI). (d) IBES median consensus. 26

Appendix

A Additional Pro Forma Financial Analyses

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma Income Statement ($ in millions, except per share amounts) Illustrative $12.32 purchase price (36% premium to current share price) 2008E 2009E 2010E Standalone Net Income: Tower $67.7 $80.0 $94.6 CastlePoint 69.3 91.6 103.8 Subtotal $137.0 $171.6 $198.4 Adjustments: Pre-Closing CastlePoint Net Income ($63.5) — — Cost Savings — $3.6 $4.7 Interest Expense (0.6) (5.8) (3.8) Amortization of Identifiable Intangibles (0.0) (0.5) (0.5) Amortization of Debt Issuance Fee (0.0) (0.1) (0.1) Amortization of Bridge Loan Fees (0.8) (1.5) — Loss of Equity Income from CastlePoint (0.3) (3.9) (4.9) Foregone Interest Income on Cash (0.2) (2.5) (2.5) Shift in Business Mix — 2.1 6.6 Change in TRM Accounting (0.4) (4.1) (0.9) Impact of External Reinsurance Ceded — (3.8) (10.0) CastlePoint Tax Adjustment (1.9) (30.5) (34.1) Subtotal ($67.7) ($46.9) ($45.5) Pro Forma Net Income $69.3 $124.7 $152.9 WA Diluted Shares (mm): Pro Forma 24.8 38.8 38.8 Tower Standalone 23.2 23.2 23.2 Earnings per Share: Pro Forma $2.80 $3.21 $3.94 Tower Standalone 2.92 3.44 4.07 Accretion/(Dilution): $ ($0.12) ($0.23) ($0.13) % (4.0%) (6.7%) (3.2%) Source: FactSet (6/30/08), company filings and management projections. Note: Assumes Tower share price of $21.19 and CastlePoint shareprice of $9.09. Note: Standalone data based on management projections. 27

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma 2009E BVPS Accretion/(Dilution) 2009E BVPS Accretion/(Dilution) - % Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 16% 11% 13% 11% 11% 11% 11% 11% Volume 30 Day 24.47 21% 17% 19% 17% 17% 17% 17% 17% Weighted 45 Day 24.94 22% 18% 19% 18% 18% 18% 18% 18% Average 60 Day 25.11 22% 18% 20% 18% 18% 18% 18% 19% Price 90 Day 25.30 22% 18% 20% 19% 18% 18% 19% 19% 2009E BVPS Accretion/(Dilution) - $ Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 $2.93 $2.00 $2.45 $2.14 $2.00 $2.00 $2.00 $2.00 Volume 30 Day 24.47 3.96 3.19 3.53 3.26 3.16 3.20 3.25 3.29 Weighted 45 Day 24.94 4.09 3.34 3.67 3.40 3.30 3.36 3.41 3.46 Average 60 Day 25.11 4.14 3.39 3.72 3.45 3.36 3.41 3.47 3.52 Price 90 Day 25.30 4.19 3.46 3.78 3.51 3.42 3.48 3.53 3.59 28

A ADDITIONAL PRO FORMA FINANCIAL ANALYSES Pro Forma 2010E BVPS Accretion/(Dilution) 2010E BVPS Accretion/(Dilution) - % Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 14% 8% 11% 10% 9% 8% 8% 7% Volume 30 Day 24.47 20% 15% 17% 15% 15% 14% 14% 14% Weighted 45 Day 24.94 20% 15% 18% 16% 15% 15% 15% 15% Average 60 Day 25.11 21% 16% 18% 17% 16% 16% 15% 15% Price 90 Day 25.30 21% 16% 18% 17% 16% 16% 16% 16% 2010E BVPS Accretion/(Dilution) - $ Premium to CastlePoint Current Share Price $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 13% 36% 21% 27% 32% 38% 43% 49% Current Price $21.19 $3.25 $1.89 $2.60 $2.19 $1.95 $1.86 $1.77 $1.69 Volume 30 Day 24.47 4.49 3.30 3.90 3.52 3.33 3.29 3.25 3.21 Weighted 45 Day 24.94 4.65 3.48 4.07 3.69 3.51 3.47 3.43 3.40 Average 60 Day 25.11 4.70 3.55 4.13 3.76 3.57 3.54 3.50 3.47 Price 90 Day 25.30 4.77 3.62 4.20 3.83 3.64 3.61 3.58 3.55 29

B Selected Comparable Public Company Trading Analysis

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS Comparable Bermuda Public Company Trading Analysis ($ in millions, except per share data) Summary Statistics Selected Comparable Public Companies CastlePoint Mean Median Aspen Endurance Odyssey Re PartnerRe Platinum Market Data: Ticker CPHL AHL ENH ORH PRE PTP Current Share Price $9.09 $23.67 $30.79 $35.50 $69.13 $32.61 % of 52W High 61% 80% 81% 78% 71% 81% 83% 86% % of 52W Low 100% 103% 103% 105% 100% 108% 100% 103 % FD Market Capitalization $350 $2,079 $2,025 $2,370 $3,853 $1,849 Price as a Multiple of: EPS: 2008E (a) 5.2 x 7.0 x 5.8 x 5.8 x 5.2 x 11.7 x 6.7 x 5.8 x 2009E (a) 4.1 7.0 6.2 5.5 5.2 11.0 6.8 6.2 Book Value (3/31/08): Reported (b) 0.83 x 0.87 x 0.88 x 0.81 x 0.79 x 0.88 x 0.95 x 0.91 x Adjusted (c) 0.81 0.90 0.89 0.86 0.81 0.91 1.01 0.89 Selected Ratios: Long-Term Growth Rate (a) 13.5% 10.6% 12.0% 10.0% 12.0% 13.5% 5.0% 12.5% '08 - '09 EPS Growth 25.7% 0.6% 0.0% 6.5% 0.0% 5.9% (2.2) % (7.2) % 2008E PEG Ratio 0.38 x 0.74 x 0.58 x 0.58 x 0.43 x 0.87 x 1.34 x 0.46 x 2008E ROE (a) 15.2% 13.5% 14.4% 14.4% 15.5% 7.7% 14.0% 16.1% 2009E ROE (a) 16.7 12.4% 13.3% 13.3% 14.6% 7.3% 13.0% 13.9 % Indicated Dividend Yield 2.2% 2.0% 2.5% 2.5% 3.2% 0.7% 2.7% 1.0 % Debt/Total Capital 24.2% 14.2% 15.3% 9.1% 16.1% 15.3% 18.4% 12.4% 2007 GPW/BV 0.80 x 0.98 x 0.89 x 0.89 x 0.86 x 1.25 x 1.12 x 0.76 x 2007 NPW/BV 0.80 0.90 0.76 0.76 0.76 1.16 1.10 0.70 2007 GAAP Combined Ratio 93.9% 84.0% 81.0% 83.0% 79.9% 95.5% 80.4% 81.0 % Ratings (A.M. Best/S&P/Moody's) A-/--/-- A/A/A2 A/A/A2 A/A-/A3 A+/AA-/Aa3 A/--/-- Source: FactSet (6/30/08) and company filings. (a) IBES median consensus. (b) Based on common shareholders’ equity. (c) Excludes accumulated other comprehensive income (AOCI). 30

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS Comparative Public Market Trading Statistics ($ in millions, except per share amounts) Current (6/30/08) 5/22/08 % Change Tower CastlePoint Tower Castle Point Tower CastlePoint Market Data: Current Share Price $21.19 $9.09 $27.29 $10.71 (22.4) % (15.1) % % of 52W High 60% 61% 77% 68% % of 52W Low 100% 100% 116% 116 % FD Market Capitalization $498 $350 $642 $413 Diluted Shares O/S (mm) 23.519 38.523 23.519 38.523 Analysts Median Price Target $39.25 $16.00 $39.25 $16.00 Price as a Multiple of: EPS: 2008E (a) 7.2 x 5.2 x 9.3 x 6.1 x (22.4) % (15.1) % 2009E (a) 6.2 4.1 8.1 4.9 (23.0) % (15.1) % Book Value (3/31/08): Reported 1.57 x 0.83 x 2.03 x 0.98 x (22.4) % (15.1) % Adjusted (b) 1.49 0.81 1.92 0.95 (22.4) % (15.1) % Selected Ratios: '08E - '09E EPS Growth 15.3% 25.7% 2008E Dividend Payout Ratio 6.8% 11.4 % Indicated Dividend Yield 0.9% 2.2 % Debt/Total Capital 24.3% 24.2% 24.3% 24.2% 2008E ROE (a) 20.3% 15.2% 2009E ROE (a) 19.2% 16.7 % Long-Term Growth Rate (a) 22.5% 13.5 % Ratings (A.M. Best/S&P/Moody's): A-/--/-- A-/--/-- Source: FactSet (6/30/08), Bloomberg and company filings. (a) IBES median consensus. (b) Excludes accumulated other comprehensive income (AOCI). 31

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS Comparable Specialty P&C Public Company Trading Analysis ($ in millions, except per share data) Summary Statistics Selected Comparable Public Companies Tower Mean Median Markel Navigators Philadelphia RLI W.R. Berkley Market Data: Ticker TWGP MKL NAVG PHLY RLI WRB Current Share Price $21.19 $367.00 $54.05 $33.97 $49.47 $24.16 % of 52W High 60% 76% 74% 67% 82% 74% 81% 74% % of 52W Low 100% 106% 105% 100% 115% 111% 105% 100 % FD Market Capitalization $498 $3,655 $918 $2,514 $1,089 $4,242 Price as a Multiple of: EPS: 2008E (a) 7.2 x 10.2 x 9.4 x 13.6 x 9.4 x 9.3 x 11.9 x 6.9 x 2009E (a) 6.2 10.1 9.3 14.1 9.3 8.8 11.8 6.7 Book Value (3/31/08): Reported (b) 1.57 x 1.38 x 1.39 x 1.39 x 1.34 x 1.55 x 1.43 x 1.18 x Adjusted (c) 1.49 1.46 1.57 1.58 1.36 1.57 1.59 1.19 Selected Ratios: Long-Term Growth Rate (a) 22.5% 12.8% 12.5% 12.0% 11.0% 15.5% 13.0% 12.5% '08E - '09E EPS Growth 15.3% 1.3% 1.2% (3.5) % 0.9% 5.2% 1.2% 2.9% 2008E PEG Ratio 0.32 x 0.81 x 0.85 x 1.13 x 0.85 x 0.60 x 0.92 x 0.55 x 2008E ROE (a) 20.3% 13.8% 13.7% 10.1% 13.7% 15.9% 11.7% 17.6% 2009E ROE (a) 19.2 12.2% 12.0% 8.7% 12.0% 14.5% 11.2% 14.8 % Indicated Dividend Yield 0.9% 1.3% 1.3% -- % -- % -- % 1.9% 0.8 % Debt/Total Capital 24.3% 15.8% 15.5% 20.7% 15.5% -- % 14.6% 28.1% 2007 NPW/PHS 1.0 x 1.0 x 1.1 x 1.1 x 0.8 x 1.2 x 0.7 x 1.2 x 2007 GAAP Combined Ratio 83.7% 82.0% 87.5% 88.0% 87.5% 74.8% 71.4% 88.1% 2007 Statutory Loss Ratio 42.8% 38.4% 38.1% 35.6% 47.3% 38.1% 23.3% 47.9 % Ratings (A.M. Best/S&P/Moody's) A-/--/-- A/BBB-/A3 A/A/A 3 A+/--/A1 A+/A+/A2 A+/A+/A2 Source: FactSet (6/30/08) and company filings. (a) IBES median consensus. (b) Based on common shareholders’ equity. (c) Excludes accumulated other comprehensive income (AOCI). 32

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS Regression Analysis – Price/Book vs. 2009E ROE Price/Book 2.50x R2 = 0.67 2.00 AmTrust Tower Philadelphia National 1.50 RLI Interstate 1.57x Markel Navigators First Mercury W.R. Berkley Hallmark 1.00 HCC Insurance American Safety United America 0.50 Specialty Underwriters 19.2% 0.00 5% 10% 15% 20% 25% 2009E ROE(a) Source: FactSet (6/30/08) and SNL. (a) IBES median consensus. 33

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS Regression Analysis – Implied Valuation 5/22 Initial Offer Current Fixed Price Paid per CastlePoint Share $10.27 $12.32 $11.00 $11.50 $12.00 $12.50 $13.00 $13.50 Implied Premium to Current Share Price ($9.09) 13% 36% 21% 27% 32% 38% 43% 49% Pro Forma 2009E ROAE 23.0% 16.7% 20.1% 18.1% 17.0% 16.6% 16.2% 15.8% Implied Price/Book 2.04x 1.41x 1.72x 1.53x 1.44x 1.40x 1.37x 1.34x Pro Forma Book Value per Share $17.48 $17.84 $17.62 $17.71 $17.79 $17.87 $17.94 $18.02 Implied Pro Forma Share Price 35.72 25.19 30.24 27.12 25.53 25.01 24.52 24.06 Pro Forma 2009E Earnings per Share 4.52 3.21 3.89 3.49 3.26 3.18 3.11 3.04 Implied 2009E P/E 7.9x 7.8x 7.8x 7.8x 7.8x 7.9x 7.9x 7.9 Note: Tower price/book implied based on pro forma 2009E ROAE. 34

B SELECTED COMPARABLE PUBLIC COMPANY TRADING ANALYSIS Insurance Universe: Valuation Snapshot ($ in millions, except per share data) % of 52-Week Market P/E ROE Dividend Company High Low Cap. NTM (a) 2008E (a) 2009E (a) LTGR (a) P/B 2008E (a) 2009E (a) Yield Selected Specialty: Markel 67.3% 100.0% $3,655 13.8x 13.6x 14.1x 12.0% 1.39x 10.1% 8.7 % NA Navigators 82.1 115.2 918 9.4 9.4 9.3 11.0 1.34 13.7 12.0 NA Philadelphia 74.3 110.9 2,514 9.0 9.3 8.8 15.5 1.55 15.9 14.5 NA RLI 81.3 105.4 1,089 11.8 11.9 11.8 13.0 1.43 11.7 11.2 1.9 % Tower 59.7 100.0 498 6.7 7.2 6.2 22.5 1.57 20.3 19.2 0.9 W.R. Berkley 74.2 100.0 4,242 6.8 6.9 6.7 12.5 1.18 17.6 14.8 0.8 Mean (b) 75.9% 106.3% 10.2x 10.2x 10.1x 12.8% 1.38x 13.8% 12.2% 1.3 % Median (b) 74.3 105.4 9.4 9.4 9.3 12.5 1.39 13.7 12.0 1.3 Selected Bermuda: Aspen 78.0% 104.6% $2,079 5.7x 5.8x 5.5x 10.0% 0.81x 14.4% 13.3% 2.5 % CastlePoint 60.6 100.0 350 4.6 5.2 4.1 13.5 0.83 15.2 16.7 2.2 Endurance 71.3 100.0 2,025 5.2 5.2 5.2 12.0 0.79 15.5 14.6 3.2 Odyssey 81.1 107.8 2,370 11.3 11.7 11.0 13.5 0.88 7.7 7.3 0.7 Partner Re 82.8 100.0 3,853 6.8 6.7 6.8 5.0 0.95 14.0 13.0 2.7 Platinum 86.2 103.0 1,849 6.0 5.8 6.2 12.5 0.91 16.1 13.9 1.0 Mean (b) 79.9% 103.1% 7.0x 7.0x 7.0x 10.6% 0.87x 13.5% 12.4% 2.0 % Median (b) 81.1 103.0 6.0 5.8 6.2 12.0 0.88 14.4 13.3 2.5 Primary: ACE 86.1% 102.7% $18,344 7.0x 7.1x 7.0x 13.0% 1.13x 14.9% 13.7% 2.0 % Arch 86.5 102.3 4,250 6.3 6.3 6.4 5.0 1.17 18.4 15.7 NA EverestRe 69.9 100.0 4,936 6.4 6.4 6.4 10.0 0.88 13.0 12.2 2.4 Max Re 70.6 100.0 1,204 6.3 7.7 5.4 12.0 0.84 10.1 13.9 1.7 Argo Group 70.8 100.8 1,030 7.3 7.8 6.8 12.0 0.72 9.5 9.4 NA Mean 76.8% 101.2% 6.7x 7.1x 6.4x 10.4% 0.95x 13.2% 13.0% 2.0 % Median 70.8 100.8 6.4 7.1 6.4 12.0 0.88 13.0 13.7 2.0 Source: FactSet (6/30/08), SNL and company filings. (a) IBES median consensus. (b) Summary statistics exclude Tower and CastlePoint. 35

C Selected CastlePoint Information

C SELECTED CASTLEPOINT INFORMATION Summary of Analyst Estimates and Recommendations RECOMMENDATION SUMMARY RECOMMENDATION SUMMARY Analyst coverage is limited No large capital markets banks cover the stock Buy Median price target at $16.00 per share 100% PRICE TARGETS & EARNINGS ESTIMATES CONSENSUS RATING TREND Price Estimated EPS Rating Price Firm Name Rating Target 2008E 2009E Date 5 $25.00 Piper Jaffray Buy $19.00 $1.75 $2.05 5/8/08 Fox-Pitt Kelton Outperform 13.00 1.75 2.05 5/7/08 4 20.00 Keefe, Bruyette & Woods Outperform 16.00 1.80 2.30 5/7/08 KeyBanc Buy 16.00 1.80 2.20 5/6/08 Friedman, Billings, Ramsey Outperform 17.00 1.75 2.20 5/6/06 3 15.00 High $19.00 $1.80 $2.30 Consensus Mean 16.20 1.77 2.16 Statistics Median 16.00 1.75 2.20 2 10.00 Low 13.00 1.75 2.05 Buy 100% Current Price: $9.09 1 5.00 Hold 0% % Difference vs. Median: (43%) 30 Jun 07 11 Sep 07 23 Nov 07 4 Feb 08 17 Apr 08 30 Jun 08 Sell 0% Rating Consensus Share Price 5=Buy 3=Hold 1=Sell Source: FactSet (6/30/08), Bloomberg and equity research. 36

C SELECTED CASTLEPOINT INFORMATION Shareholder Ownership Summary TOP SHAREHOLDERS BREAKDOWN OF CURRENT OWNERSHIP INSIDERS Rank Holder Name Position % O/S Implied 1 Tower Group, Inc. 3,682,000 9.6% Retail 2 Lee Michael H 956,091 2.5 17% Institutions 3 Weiner Joel S 96,493 0.3 70% 4 Doyle Gregory T 48,432 0.1 5 Beitz Joseph P 34,821 0.1 Insiders 6 Robbie William A 34,293 0.1 13% 7 Smith Robert S 26,293 0.1 8 Van Gorder Jan R 14,529 0.0 9 Brown Roger Alan 7,500 0.0 10 Barrow Richard M 3,000 0.0 Top 10 Insiders 4,903,452 12.8% Total Insiders 4,903,452 12.8% INSTITUTIONS/OTHER INSTITUTIONAL INVESTMENT SYTLE Rank Holder Name Position % O/S 1 Columbia Management Advisors, Inc. 3,464,472 9.0% Yield Index 2 Leon G. Cooperman 2,500,700 6.5 2% 5% 3 US Trust, Bank of America 2,223,260 5.8 4 Capital World Investors 1,295,000 3.4 GARP 5 UBS Global Asset Management 1,121,794 2.9 41% 6 Vanguard Group, Inc. 843,358 2.2 Growth 7 Eubel Brady & Suttman Asset Mgmt. 826,007 2.1 26% 8 Lazard Asset Management LLC 762,959 2.0 9 Cumberland Associates LLC 698,474 1.8 10 ADAR Investment Management LLC 630,000 1.6 Top 10 Institutions 11,865,324 37.4% Value Total Institutions 27,052,557 70.4% 26% Retail 6,472,102 16.8% Total 38,428,111 100.0% Source: FactSet (6/30/08) and company filings. 37

C SELECTED CASTLEPOINT INFORMATION Top 25 Institutional Holders – Acquisition Timing (shares in thousands) Since IPO 7/1/07 – 3/31/08 4/1/07 – 6/30/07 Current Net Shares % of Net Shares % of Net Shares % of 3/31/07 Rank Holder Position Acquired Holding Acquired Holding Acquired Holding Position 1 Columbia Mgmt Advisors 3,464 3,464 100% 3,092 89% 372 11% 0 2 US Trust, Bank of America 2,223 0 0% 0 0% 0 0% 2,223 3 Capital World Investors 1,295 1,295 100% 1,295 100% 0 0% 0 4 UBS Global Asset Mgmt 1,122 1,122 100% 408 36% 714 64% 0 5 Vanguard Group 843 843 100% 830 98% 14 2% 0 6 Eubel Brady & Suttman 826 826 100% (477) -- 1,303 158% 0 7 Lazard Asset Mgmt 763 763 100% 733 96% 30 4% 0 8 Cumberland Associates 698 698 100% (1,000) -- 1,698 243% 0 9 ADAR Investment Mgmt 630 630 100% 630 100% 0 0% 0 10 DePrince, Race & Zollo 627 627 100% 427 68% 200 32% 0 11 Third Avenue Mgmt 622 622 100% 196 32% 426 68% 0 12 Hunter Global Investors LP 537 537 100% 537 100% 0 0% 0 13 JPMorgan Asset Mgmt 517 517 100% 225 44% 292 56% 0 14 King Investment Advisors 514 514 100% (106) -- 620 121% 0 15 Friedman, Billings & Ramsey 500 482 96% (0) -- 482 96% 18 16 Wasatch Advisors 489 489 100% 489 100% 0 0% 0 17 Becker Capital Mgmt 475 178 37% 0 0% 178 37% 297 18 Delaware Investment Advisers 456 456 100% (64) -- 520 114% 0 19 Peninsula Capital Mgmt 455 455 100% 355 78% 100 22% 0 20 JPMorgan Investment Advisors 455 455 100% 88 19% 367 81% 0 21 Wells Capital Mgmt 453 453 100% 188 42% 265 58% 0 22 Lotsoff Capital Mgmt 432 432 100% 378 88% 54 12% 0 23 Roumell Asset Mgmt 418 418 100% 393 94% 25 6% 0 24 Dreman Value Mgmt 415 415 100% 415 100% 0 0% 0 25 RCM Capital Mgmt 400 400 100% 344 86% 57 14% 0 Total 19,630 17,091 9,376 7,716 2,539 Average CastlePoint Share Price $12.90 $11.98 $15.64 Source: FactSet (6/30/08). 38

C SELECTED CASTLEPOINT INFORMATION Share Price Histograms (shares in millions) 7/1/07 – 3/31/08 4/1/07 – 6/30/07 Volume (MM) Volume (MM) 25.0 25.0 22.9 Average: $11.98 Average: $15.64 20.0 20.0 15.0 15.0 10.0 10.0 6.5 5.0 5.0 3.2 2.4 1.9 1.7 1.7 1.4 0.2 0.6 0.0 0.0 Source: FactSet (6/30/08).39

C SELECTED CASTLEPOINT INFORMATION CastlePoint Income Statement – Historical/Projected ($ in millions, except per share amounts) Historical Projected CAGR 2005 2006 2007 2008E 2009E 2010E 2011E 2012E '06 - '07 08 - '12 Revenues: Net Premiums Earned -- $79.0 $248.4 $476.2 $628.2 $666.1 $719.9 $791.8 214.5% 13.6% Commission Income -- 2.3 7.5 7.6 7.6 7.6 7.6 7.6 219.3% 0.0% Insurance Services Revenue -- -- -- 6.5 5.5 6.1 6.7 7.3 -- 3.2% Net Investment Income -- 11.2 29.5 44.6 58.2 72.3 86.2 100.1 163.8% 22.4% Net Realized Gains/(Losses) -- 0.0 (8.2) -- -- -- -- -- -- -- Total Revenues -- $92.5 $277.1 $534.8 $699.5 $752.0 $820.4 $906.8 199.5% 14.1% Expenses: Loss & Loss Adjustement Expenses -- $41.0 $131.3 $266.5 $360.0 $389.4 $428.1 $479.2 220.7% 15.8% Commission & Other Acq. Expenses -- 29.4 91.6 161.9 209.1 218.3 234.2 255.5 211.5% 12.1% Other Operating Expenses 0.0 12.2 17.9 24.5 26.0 27.1 28.3 29.6 46.9% 4.8% Interest Expense -- 0.6 9.5 11.1 11.1 11.1 11.1 11.1 -- 0.0% Total Expenses $0.0 $83.1 $250.2 $464.0 $606.3 $645.9 $701.7 $775.4 201.2% 13.7% Pre-Tax Income ($0.0) $9.5 $26.9 $70.8 $93.2 $106.1 $118.7 $131.4 184.5% 16.7% Income Tax Expense -- 1.1 5.9 (1.5) (1.6) (2.3) (3.5) (4.7) 435.9% 32.4% Net Income ($0.0) $10.5 $32.7 $69.3 $91.6 $103.8 $115.2 $126.6 210.5% 16.3% Earnings per Share: Diluted Earnings per Common Share -- $0.47 $0.89 $1.80 $2.37 $2.69 $2.98 $3.28 89.4% 16.3% WA Common Shares Outstanding: Diluted -- 22.336 36.635 38.600 38.600 38.600 38.600 38.600 64.0% 0.0% Source: Company filings and management projections. 40

C SELECTED CASTLEPOINT INFORMATION CastlePoint Balance Sheet ($ in millions) Historical Growth 12/31/06 12/31/07 03/31/08 06 - '07 Assets: Investments $390.3 $539.9 $602.8 38.3% Cash & Cash Equivalents 34.8 153.6 193.7 341.7% Cash & Invested Assets $425.0 $693.5 $796.6 63.2% Accrued Investment Income 2.2 4.1 3.8 83.8% Assumed Premiums Receivable 44.9 125.6 168.6 179.5% Premiums Receivable - Programs 1.3 9.1 21.2 601.4% Prepaid Reinsurance Premiums -- 3.5 7.5 -- Goodwill -- -- -- -- Deferred Acquisition Costs 30.4 73.1 78.4 140.7% Deferred Income Taxes 1.1 7.1 7.8 547.5% Deferred Financing Fees 3.1 3.7 3.6 19.1% Funds Held by Reinsured Companies 0.6 -- -- -- Other Assets 2.8 7.2 10.3 161.7% Total Assets $511.3 $926.7 $1,097.8 81.2% Liabilities: Loss & Loss Adjustment Expense $34.2 $121.4 $151.8 255.1% Unearned Premium 86.2 217.5 239.2 152.4% Assumed Losses Payable 3.5 8.5 21.3 143.9% Premiums Payable - Programs 1.1 16.3 37.0 1,416.5% Accounts Payable & Accrued Expenses 2.9 3.6 3.1 25.2% Payable for Securities -- -- 86.4 -- Other Liabilities 0.7 3.6 5.1 395.9% Subordinated Debentures 103.1 134.0 134.0 30.0% Total Liabilities $231.6 $504.9 $677.9 118.0% Shareholders' Equity: Common Shares $0.3 $0.4 $0.4 29.4% Additional Paid-in-Capital 269.5 385.1 385.5 42.9% Accumulated Other Comprehensive Income 1.7 (1.1) (12.1) (163.4%) Retained Earnings 8.3 37.4 46.0 351.5% Total Shareholders' Equity $279.7 $421.8 $419.8 50.8% Total Liabilities and Shareholders' Equity $511.3 $926.7 $1,097.8 81.2% Source: Company filings and management projections. 41

TOWER GROUP
C SELECTED CASTLEPOINT INFORMATION

CastlePoint Executives and Directors

EXECUTIVES

NAME	AGE	AFFILIATIONS
Michael H. Lee	50	Chairman & CEO of CastlePoint Holdings; CEO & Director of CastlePoint Mgmt. And CastlePoint Insurance Co.
Gregory T. Doyle	47	President & Director of CastlePoint Holdings, CastlePoint Mgmt. and CastlePoint Insurance; Director of CastlePoint Re
Joel S. Weiner	58	CFO, Senior VP & Director of CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.
Richard M. Barrow	54	Senior VP & Chief Accounting Officer of CastlePoint Holdings, CastlePoint Re, CastlePoint Mgmt. and CastlePoint Insurance Co.; Director of CastlePoint Mgmt. and CastlePoint Insurance Co.
Joseph P. Beitz	51	President & Director of CastlePoint Re; Director of CastlePoint Insurance Co.

BOARD OF DIRECTORS

NAME	POSITION	AGE	TENURE	AFFILIATIONS
Michael H. Lee	Chairman & CEO	50	2006	Tower Group, Inc.
Gregory T. Doyle	President & Director	47	2006	Tower Group, Inc.; BMS Vision Re, Presidential Re, Guy Carpenter & Co.; American Re
William A. Robbie	Director	57	2006	Platinum Underwriters; St. Paul Re; XL Capital; Prudential; Continental Insurance Cos.
Robert S. Smith	Director	49	2006	Sherier Capital; Friedman, Billings, Ramsey; McGuire Woods LLP; Asset Capital Corp.
Jan Reid Van Gorder	Director	60	2007	Erie Insurance Group; Insurance Federation of Pennsylvania

Source: Company filings.

42 LAZARD

D Summary of Material Agreements

D SUMMARY OF MATERIAL AGREEMENTS Summary of Material Agreements Management Agreement General: Tower Risk Management Corp. (“TRM”) acts as non-exclusive manager for performing underwriting, claims handling, soliciting, binding, issuing, and servicing for policies written in CastlePoint Insurance Company (“CPIC”) in exchange for a management fee, calculated on a sliding scale based on the net loss ratio of the business TRM writes for CPIC Term: Continuous and indefinite, though either party may terminate unilaterally upon 60 days’ notice Termination Rights: Either party may terminate unilaterally and immediately if, among other things, the other party loses its license or certificate of authority, becomes insolvent, undergoes a change in ownership of 10% of its voting stock, or if reinsurance covering the business under the agreement is canceled Aggregate Excess of Loss Reinsurance Agreements Aggregate Excess of Loss Reinsurance Agreement between CPIC (as ceding company) and TICNY (as reinsurer) General: Tower reinsures 85% of CPIC’s brokerage business losses in excess of a specified loss ratio (52.5%) for brokerage business written through TRM Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, CPIC may terminate if TICNY’s A.M. Best rating falls below A- Aggregate Excess of Loss Reinsurance Agreement between Tower (as ceding company) and CPIC (as reinsurer) General: CPIC reinsures 15% of Tower’s brokerage business losses in excess of a specified loss ratio (52.5%) Term: Effective July 11, 2007 and continues until terminated by either party unilaterally on any December 31, upon 90 days’ notice to the other party Other Termination Rights: Either party may terminate unilaterally, upon 30 days’ notice, if the other party becomes insolvent, has its surplus reduced by 50%, undergoes a change of control or reinsures its entire liability under the agreement. In addition, TICNYmay terminate if CPIC’s A.M. Best rating falls below A- 43

D SUMMARY OF MATERIAL AGREEMENTS Summary of Material Agreements (cont'd) CastlePoint Reinsurance Company (“CPRe”) reinsures Tower Group, Inc.’s (“Tower”) brokerage business, specialty and risk sharing program business, and traditional program business under three separate quota share reinsurance agreements, each effective April 1, 2006. BROKERAGE SPECIALTY AND TRADITIONAL BUSINESS RISK SHARING BUSINESS PROGRAM BUSINESS EXPIRATION March 31, 2010 March 31, 2010 March 31, 2010 DATE Either party may terminate unilaterally (i) upon 60 Either party may terminate unilaterally, (i) upon Either party may terminate unilaterally, (i) upon days’ notice, on any 12-month anniversary of April 60 days’ notice, on any 12-month anniversary of 60 days’ notice, on any 12-month anniversary of 1(a) or (ii) upon 30 days’ notice, if, among other April 1(a) or (ii) upon 30 days’ notice, if, among April 1(a) or (ii) upon 30 days’ notice, if, among things, the other party undergoes a change in other things, the other party undergoes a change other things, the other party undergoes a change control or reinsures its entire liability under the in control or reinsures its entire liability under in control or reinsures its entire liability under the agreement. the agreement. agreement. TERMINATION RIGHTS Tower may terminate immediately if CPRe Tower may terminate immediately if CPRe Tower may terminate immediately if CPRe becomes insolvent, undergoes a 50% reduction in becomes insolvent, undergoes a 50% reduction becomes insolvent, undergoes a 50% reduction in surplus, or is downgraded below A.M. Best A- in surplus, or is downgraded below A.M. Best A- surplus, or is downgraded below A.M. Best A- CPRe may terminate on any April 1, upon 60 days’ CPRe may terminate on any April 1, upon 60 CPRe may terminate on any April 1, upon 60 notice, if the sum of net loss ratio plus ceding days’ notice, if the sum of net loss ratio plus days’ notice, if the sum of net loss ratio plus commission under the agreement equals or exceeds ceding commission under the agreement equals ceding commission under the agreement equals or 99%. or exceeds 99%. exceeds 99%. QUOTA SHARES 40% 85% 50% ASSUMED BY CPRE Initially 34%, but adjusted every October 1 and Initially 30%, but adjusted every October 1 and The product of Tower’s retained quota share April 1 based on the aggregate net loss ratio from April 1 based on the aggregate net loss ratio times actual expenses incurred by Tower on all April 1, 2006. from April 1, 2006. premiums ceded under the agreement, net of ceding commissions or expense reimbursement CEDING The ceding commission increases 0.9% for every The ceding commission increases 0.9% for every amounts recovered under other reinsurance COMMISSIONS 1.0% decline in the net loss ratio below 61.0% up 1.0% decline in the net loss ratio below 61.0% agreements. to a maximum ceding commission of 36.0% and up to a maximum ceding commission of 36.0%. decreases 0.9% for every 1.0% increase in the net loss ratio above 61.0%, subject to a minimum ceding commission of 31.0%. (a) Pursuant to Addendum No. 1 to the Master Agreement, dated April 4, 2006, between Tower Group, Inc. and CastlePoint Holdings, Ltd., Tower and CastlePoint have agreed not to cause or permit their affiliates to exercise their annual unilateral termination rights under these quota share reinsurance agreements. The parties retain any other termination rights under these agreements. 44

E Other

E OTHER Acquisition Premium Comparison CastlePoint Initial Indication (5/22/08) Current (6/30/08) Average Statistic Low High Low High 30 Day 45 Day 60 Day 90 Day Implied Blended Value $11.78 $12.32 $9.86 $10.27 $11.31 $11.56 $11.65 $11.71 Premium to CastlePoint Share Price: Initial Indication (5/22/08) $10.71 10% 15% (8%) (4%) 6% 8% 9% 9% Current (6/30/08) 9.09 30% 36% 8% 13% 24% 27% 28% 29% VWAP: 30 Day $9.68 22% 27% 2% 6% 17% 19% 20% 21% 45 Day 9.83 20% 25% 0% 4% 15% 18% 18% 19% 60 Day 9.88 19% 25% (0%) 4% 14% 17% 18% 19% 90 Day 9.87 19% 25% (0%) 4% 15% 17% 18% 19% Source: FactSet (6/30/08). 45